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Exhibit 4.13

EXECUTION COPY

AMENDMENT, WAIVER AND CONSENT AGREEMENT

        THIS AMENDMENT, WAIVER AND CONSENT AGREEMENT (this "Agreement"), dated as of December 21, 2001, to the Restated Credit Agreement, dated as of November 29, 1999 (as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), among Water Pik, Inc., a Delaware corporation ("Water Pik"), and Laars, Inc., a Delaware corporation ("Laars" and together with Water Pik, herein referred to as the "Borrowers"), the Guarantors named therein, the financial institutions named therein (the "Lenders") and JPMorgan Chase Bank (f/k/a The Chase Manhattan Bank), as agent (the "Agent") for the Lenders. Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

        WHEREAS, the Borrowers have requested that the Agent and the Lenders (i) consent to (a) the secured indebtedness in an amount not to exceed $15,000,000 incurred by the Borrowers in favor of Banc of America Leasing & Capital, LLC ("Banc of America") to finance equipment and capital leases (the "Banc of America Credit Facility") and (b) an unsecured Guarantee made by each of Water Pik Technologies, Inc., the Borrowers and Jandy Industries, Inc. in favor of Banc of America in connection with the Banc of America Credit Facility and (ii) release all liens on the Equipment in favor of Banc of America.

        WHEREAS, the Borrowers have also requested that the Agent and the Lenders revise the Borrowing Base, and the Agent and the Lenders are willing to take all of the aforementioned actions on the terms and conditions hereof.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

  Section 1. Consent under Credit Agreement

        1.1  Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Agent and the Lenders hereby consent to the Banc of America Credit Facility, provided that all Net Proceeds received are applied as set forth in Section 2.09(f) of the Credit Agreement.

        1.2  Upon the closing of the Banc of America Credit Facility and satisfaction of the conditions precedent in Section 5, the Agent agrees to promptly deliver to the Borrowers such documents and instruments reasonably requested by the Borrowers as shall be necessary to evidence the release of all liens on the Equipment.

  Section 2. Amendments under Credit Agreement

        2.1  The definition of "Interest Margin" in Section 1.01 of the Credit Agreement is hereby amended by deleting the proviso providing for the increase of the Interest Margin by 0.25% for any Loans supported by M&E Availability.

        2.2  The definition of "M&E Availability" in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

        2.3  Section 2.01 of the Credit Agreement is hereby amended by (i) deleting the phrase in subclause (B)(i) "plus (z) the M&E Availability attributable to Laars," and (ii) deleting the phrase in subclause (B)(ii) "plus (z) the M&E Availability attributable to Water Pik,".

        2.4  Section 2.20 is hereby amended by deleting the parenthetical "(without regard to any increase in the Applicable Margin for any Eurodollar Loan supplied by M&E Availability)".

        2.5  Except for the specific amendments set forth in Sections 2.1 through 2.4 above, nothing herein shall be deemed to be an amendment of any covenant or agreement contained in the Credit Agreement, and the Borrowers and the Loan Parties hereby agree that all of the covenants and agreements contained in the Credit Agreement are hereby ratified and confirmed in all respects.

  Section 3. Waivers under Credit Agreement

        3.1  The Lenders and the Agent hereby waive the provisions of Section 7.01 solely with regard to the Liens incurred by the Borrowers and Jandy Industries, Inc. in favor of Banc of America in connection with the Banc of America Credit Facility.

        3.2  The Lenders and the Agent hereby waive the provisions of Section 7.03 solely with regard to (i) the unsecured Guarantee made by each of Water Pik Technologies, Inc., the Borrowers and Jandy Industries, Inc. in favor of Banc of America, in the form annexed hereto as Exhibit A and (ii) the Banc of America Credit Facility.

        3.3  Except for the specific waivers set forth in Sections 3.1 and 3.2 above, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement.

  Section 4. Amendments under Security Agreement

        4.1  The definition of "Equipment" in Section 1(d) of the Security Agreement is hereby amended and restated in its entirety as follows:

  "Equipment" shall mean all of the Grantor's machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantor's business or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by any Grantor, provided, however, that the Equipment (x) located at (i) 6000 Condor Drive, Moorpark, CA 93201, (ii) 20 Industrial Way, Rochester, NH 03867, (iii) 1730 East Prospect Road, Fort Collins, CO 80553 and (iv) 609 14th Street, Loveland, CO 80537, and (y) financed under the (i) Note and Security Agreement No. 03129-00701 between Banc of America Leasing & Capital LLC and Water Pik, Inc., dated December 21, 2001, (ii) Note and Security Agreement No. 03132-00701 among Banc of America Leasing & Capital LLC, Laars, Inc. and Jandy Industries, Inc., dated December 21, 2001, and (iii) Commitment Letter dated December 6, 2001 by Banc of America Leasing & Capital LLC to the Borrowers, shall not be included in the definition of Equipment.

        4.2  Except for the specific amendment set forth in Sections 4.1 above, nothing herein shall be deemed to be an amendment of any covenant or agreement contained in the Security Agreement, and the Borrowers and the Loan Parties hereby agree that all of the covenants and agreements contained in the Security Agreement are hereby ratified and confirmed in all respects.

  Section 5. Conditions Precedent

        Sections 1 through 4 of this Agreement shall become effective upon the execution and delivery of counterparts hereof by the parties listed below and the fulfillment of the following conditions:

          (a)  The Borrowers shall provide to the Agent true and correct copies of all documents executed in connection with the Banc of America Credit Facility.

          (b)  All representations and warranties contained in this Agreement or otherwise made in writing to the Agent in connection herewith shall be true and correct.

          (c)  No unwaived event has occurred and is continuing which constitutes a Default or Event of Default under the Credit Agreement.

          (d)  The Borrowers shall reimburse the Agent for all of its out-of-pocket expenses, including legal fees, associated with this Agreement, all of which may be charged to the Borrowers' accounts with the Agent.

          (e)  The Borrowers shall pay to the Agent certain amendment fees as separately agreed upon in the Fee Letter Agreement, dated December 19, 2001, between JPMorgan Chase Bank and the Borrowers.

  Section 6. Miscellaneous

        6.1  Each of the Borrowers reaffirms and restates the representations and warranties set forth in Article IV of the Credit Agreement and all such representations and warranties are true and correct on the date hereof with the same force and effect as if made on such date, except as they may specifically refer to an earlier date.

        6.2  Except as herein expressly amended or waived, each of the Credit Agreement and the Security Agreement are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

        6.3  All references to the Credit Agreement and the Security Agreement in the Credit Agreement, the Security Documents and the other documents and instruments delivered pursuant to or in connection therewith shall mean each of the Credit Agreement and the Security Agreement as amended hereby and as the same may in the future be amended, restated, supplemented or modified from time to time.

        6.4  This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

        6.5  THIS AGREEMENT IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LAARS, INC.
By:	/s/ VICTOR C. STREUFERT Name: Victor C. Streufert Title: Vice President—Finance
WATER PIK, INC.
By:	/s/ VICTOR C. STREUFERT Name: Victor C. Streufert Title: Vice President—Finance
JANDY INDUSTRIES, INC., as a Guarantor
By:	/s/ VICTOR C. STREUFERT Name: Victor C. Streufert Title: Vice President—Finance
WATERPIK INTERNATIONAL, INC. as a Guarantor
By:	/s/ VICTOR C. STREUFERT Name: Victor C. Streufert Title: Vice President
WATER PIK TECHNOLOGIES FOREIGN SALES CORPORATION
By:	/s/ VICTOR C. STREUFERT Name: Victor C. Streufert Title: Vice President
WATER PIK TECHNOLOGIES, INC.
By:	/s/ VICTOR C. STREUFERT Name: Victor C. Streufert Title: Vice President—Finance
JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Agent and as a Lender
By:	/s/ DONNA M. DIFORIO Name: Donna M. DiForio Title: Vice President
BANK ONE, ARIZONA, N.A., as a Lender
By:	/s/ SANET B. PATEL Name: Sanet B. Patel Title: Vice President

MELLON BANK, N.A., as a Lender
By:	/s/ J. CATE Name: J. Cate Title:
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ ILENE SILBERMAN Name: Ilene Silberman Title: Vice President
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ STEPHEN W. DUNNE Name: Stephen W. Dunne Title: Vice President

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AMENDMENT, WAIVER AND CONSENT AGREEMENT